USF&G CORPORATION     Exhibit 23 - Consent of Independent Auditors



USF&G Corporation

We consent to the incorporation by reference in this Annual Report (Form 10-K) of USF&G Corporation of our report dated February 20, 1998, included in USF&G Corporation's Current Report on Form 8-K dated February 26, 1998.

Our audits also included the financial statement schedules of USF&G Corporation listed in Item 14(a). These schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.

We consent to the incorporation by reference in the Registration Statement Number 33-20449, 33-9405, 33-33271, 33-21132, 33-51859, 33-65471 and 333-13685
on Form S-3, and Number 2-72026, 2-61626, 2-98232, 33-16111, 33-38113, 33-35095,
33-43132, 33-45664, 33-45665, 33-61965, 33-55667, 33-55669, 33-55671, 33-59535,
33-64839, 333-04359, 333-42489, 333-42491, and 333-42493 on Form S-8, of USF&G
Corporation, of our report dated February 20, 1998, with respect to the consolidated financial statements and schedules of USF&G Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                            /s/ERNST & YOUNG LLP



Baltimore, Maryland
March 30, 1998